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                                                                Exhibit 99.1


                                  PRESS RELEASE


Beverly Hills, California                                   February 15, 1995



Westminster Capital, Inc. ("WI") announced today that its Board of Directors had approved a Settlement Agreement and Release by and between Resolution Trust Corporation ("RTC") and Westminster Capital, Inc. (the "Company") and three of its present and former directors ("Directors"). The Settlement Agreement and Release entered into as of February 14, 1995, provides for payment of $4 Million by the Company to the RTC, requires the RTC to cooperate with the Company in connection with the pending proceedings to recover tax payments made by the Company to the State of California, and releases all claims among the parties. The Settlement Agreement which specifically acknowledges that the Company and Directors have consistently denied any liability to the RTC was entered into for purposes of compromising the claims and avoiding the cost and inconvenience of litigation.




                                        Contact:    Philip J. Gitzinger
                                                    Executive Vice President &
                                                    Chief Financial Officer